EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended June 15, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Jul 2007 – Jun 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-1.1%	-2.7%	1.8%	-3.8%	-2.9%	1.3%	3.6%	1.3%	12.1%	-18.7%	0.2	0.2
B**	-1.1%	-2.7%	1.5%	-4.4%	-3.5%	0.6%	N/A	0.6%	12.1%	-20.4%	0.1	0.1
Legacy 1***	-1.0%	-2.5%	2.8%	-1.8%	-1.1%	N/A	N/A	-1.9%	10.9%	-14.8%	-0.1	-0.2
Legacy 2***	-1.0%	-2.5%	2.7%	-2.3%	-1.5%	N/A	N/A	-2.3%	10.9%	-15.2%	-0.2	-0.3
Global 1***	-1.0%	-2.6%	3.2%	-0.9%	-2.9%	N/A	N/A	-3.1%	10.4%	-14.6%	-0.3	-0.4
Global 2***	-1.0%	-2.6%	3.0%	-1.1%	-3.2%	N/A	N/A	-3.4%	10.3%	-15.4%	-0.3	-0.4
Global 3***	-1.0%	-2.6%	2.3%	-2.8%	-4.9%	N/A	N/A	-5.2%	10.3%	-19.7%	-0.5	-0.6

S&P 500 Total Return Index****	1.3%	2.6%	7.9%	3.9%	15.8%	-0.1%	5.2%	-0.1%	19.2%	-50.9%	0.1	0.0
Barclays Capital U.S. Long Gov Index****	1.1%	-0.2%	5.3%	32.8%	13.9%	12.2%	9.0%	12.2%	13.1%	-12.3%	0.9	1.7
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	27%					27%
Energy	8%	Short	Natural Gas	2.8%	Short	8%	Short	Natural Gas	2.5%	Short
			Heating Oil	1.7%	Short			Heating Oil	1.7%	Short
Grains/Foods	12%	Short	Corn	2.5%	Short	12%	Short	Corn	2.6%	Short
			Soybean Meal	1.6%	Long			Soybean Meal	1.6%	Long
Metals	7%	Short	Copper	1.6%	Short	7%	Short	Copper	1.6%	Short
			Aluminum	1.1%	Short			Aluminum	1.1%	Short
FINANCIALS	73%					73%
Currencies	26%	Long $	Euro	3.4%	Short	26%	Long $	Euro	3.7%	Short
			Euro/Australian Dollar	3.0%	Short			Euro/Australian Dollar	2.8%	Short
Equities	17%	Long	S&P 500	4.9%	Long	16%	Long	S&P 500	4.6%	Long
			Russell 2000	1.5%	Long			Russell 2000	1.5%	Long
Fixed Income	30%	Long	Bunds	6.5%	Long	31%	Long	Bunds	6.6%	Long
			U.S. Treasury Bond	5.5%	Long			U.S. Treasury Bond	5.6%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets reached 8-month lows and industry reports showed rising global supplies.  Natural gas prices finished over 7% higher for the week, fueled by U.S. Energy Information Administration reports which showed a smaller-than-expected increase in domestic supplies.

Grains/Foods
U.S. grains markets generally declined as a combination of weak export data and optimal weather conditions in the U.S. weighed on prices.  Sugar prices rallied due to supply concerns fostered by heavy rains in Brazil, the world’s largest sugar producer.

Metals
Investors drove gold markets higher on the belief further quantitative easing by the U.S. Federal Reserve was imminent.  Ongoing fears of a Greek exit from the Eurozone also supported safe-haven gold buying.  Base metals prices generally rose due to growing belief new stimulus initiatives in the U.S. and Europe will support future industrial demand.

Currencies
The euro strengthened against counterparts following reports European Central Banks were preparing to come to the aid of ailing European nations amidst the ongoing turmoil in the Eurozone debt markets.  The Japanese yen also posted gains because the Bank of Japan decided to keep interest rates unchanged.  Investors also attempted to move away from Europe prior to the upcoming Greek election over the weekend, which also drove the yen higher.

Equities
Global equity markets experienced modest gains because of optimism surrounding potential Eurozone bailout initiatives.  Rallies were slightly offset, as investors took risk off due to uncertainty regarding the upcoming Greek elections.

Fixed Income
U.S. Treasuries rose after the U.S. Federal Reserve reported a decline in U.S. industrial production.  Increased demand from China for U.S. fixed income products also supported Treasury prices.  German Bunds finished lower, unable to recover from early-week losses stemming from reduced safe-haven demand caused by the release of new plans to aid the ailing Spanish banking system.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.